                                                                    Exhibit 99.1

                               [FOREST OIL LOGO]

NEWS                                                    FOR FURTHER INFORMATION
FOREST OIL CORPORATION                               CONTACT: DONALD H. STEVENS
1600 BROADWAY, SUITE 2200                          VICE PRESIDENT AND TREASURER
DENVER, COLORADO 80202                                           (303) 812-1500

FOR IMMEDIATE RELEASE

 FOREST OIL CORPORATION AND FORCENERGY INC REPORT RECORD PRO FORMA EARNINGS FOR
                             THE THIRD QUARTER 2000

DENVER, COLORADO - NOVEMBER 13, 2000 - Forest Oil Corporation (NYSE:FST) (Forest) reported today record pro forma net earnings exclusive of currency translation of $36.6 million or $.37 per share for the third quarter of 2000 compared to $4.1 million or $.08 per share in the corresponding 1999 period. These results give effect to the proposed merger between Forest and Forcenergy Inc (NASDAQ:FORC) (Forcenergy). Including a non-cash foreign currency translation loss of $2.8 million in 2000 and a gain of $755,000 in 1999, pro forma net earnings for the third quarter were $33.8 million or $.34 per common share compared to $4.8 million or $.10 per common share for the corresponding period in 1999.

For the first nine months of 2000, Forest reported pro forma net earnings exclusive of currency translation of $82.7 million or $.84 per share compared to net earnings of $2.0 million or $.04 per share in the corresponding 1999 period. Including a non-cash foreign currency translation loss of $7.6 million in 2000 and a gain of $7.3 million in 1999, pro forma net earnings for the first nine months of 2000 were $75.1 million or $.76 per common share compared to $9.3 million or $.20 per common share in 1999.

The pro forma amounts reported include the combined results of Forest and Forcenergy for the three months and nine months ended September 30, 2000 under the pooling of interests method of accounting. Accordingly, the results of operations of Forcenergy prior to its December 31, 1999 reorganization and fresh start reporting will not be included in the financial statements of the combined company.

The increases in pro forma earnings from the 1999 periods were due primarily to higher production volumes and higher product prices. The pro forma production level represents a 107% increase over the third quarter of 1999 due to the proposed merger with Forcenergy. The Company's pro forma average sales prices for natural gas and liquids in the first nine months of 2000, net of hedging, increased 40% and 76%, respectively, compared to the previous year.

For the third quarter of 2000, the Company's pro forma net daily production averaged 501 MMCFE (million cubic feet equivalent of natural gas), an increase of 1.3% over the second quarter of 2000. This is the third sequential quarterly increase in production, all resulting from drilling activity. This pro forma production level represents a 107% increase over the third quarter of 1999 due to the proposed merger with Forcenergy.

PRO FORMA FINANCIAL AND PRODUCTION INFORMATION

The following table sets forth certain historical and pro forma financial and production statistics for the three and nine months ended September 30, 2000:


                                                      THREE MONTHS ENDED                 NINE MONTHS ENDED
                                                      SEPTEMBER 30, 2000                 SEPTEMBER 30, 2000
                                                      ------------------                 ------------------
                                                 2000       1999           CHANGE        2000      1990         CHANGE
                                                 ----       ----            ------       -----     ----         ------

Production revenue (millions)                   $  229.3       93.1          146%    $   600.3     263.9          127%
Natural gas production (BCF)                        28.9       15.5           86%        84.10      48.2           74%
Average gas sales price ($/MCF)                 $   3.17       2.27           40%    $    2.88      2.08           38%
Liquids production (MBBLS)                         2,873      1,134          153%        8,612     3,308          160%
Average liquids sales price ($/BBL)             $  24.28      13.76           76%    $   21.82     12.17           79%
Total production (BCFE)                             46.1       22.3          107%        135.7      68.1           99%
Net daily production (MMCFE)                       501.3      248.1          102%        495.3     249.4           99%
Income from continuing
   operations (millions)                        $   33.8        5.4          526%    $    74.9       9.9          657%
Basic earnings from continuing
operations per share                            $    .34        .10          240%    $     .76       .20          280%

Cash flow before working capital
   changes (millions)                           $  105.8       26.5          299%    $   271.1      65.7          313%
Weighted average shares    outstanding
(millions)                                          95.1       48.6           96%         95.2      46.0          107%
EBITDA* (millions)                              $  120.3       37.2          223%    $   311.5      99.7          212%
Long-term debt (millions)                       $  646.9      383.7           69%    $   646.9     383.7           69%
Shareholders' equity (millions)                 $  709.4      309.3          129%    $   709.4     309.3          129%

* Earnings before interest, taxes, depreciation and depletion, translation of subordinated debt and extraordinary gain on extinguishment of debt.

The following tables set forth pro forma natural gas and liquids production, sales prices, lease operating expense and the resulting netback statistics for each of Forest's and Forcenergy's planned regions for the three months and nine months ended September 30, 2000:


                                                            Three Months Ended September 30, 2000
                                               -------------------------------------------------------------------------
                                               Offshore   Onshore     Western              Total
                                                Gulf of     Gulf      United               United                  Total
                                                Mexico    Coast       States     Alaska    States    Canada     Company
                                               --------  --------    --------   --------  --------  --------    --------
   NATURAL GAS

     Production (MMCF)                          19,719       1,992     4,342         -      26,053      2,831     28,884
     Sales price received (per MCF)            $  4.37        4.35      3.55         -        4.23       2.91       4.10
     Effects of energy swaps (per MCF)(1)        (1.00)       (.98)     (.78)        -        (.96)      (.65)      (.93)
                                               --------   --------   --------   --------   --------   --------   --------
     Average sales price (per MCF)             $  3.37        3.37      2.77         -        3.27       2.26       3.17

   LIQUIDS

   Oil and condensate:
     Production (MBBLS)                            943         195       344        688      2,170        288      2,458
     Sales price received (per BBL)            $ 30.93       31.28     30.51      27.06      29.67      30.26      29.74
     Effects of energy swaps (per BBL)(1)        (4.68)      (6.07)    (4.84)     (3.67)     (4.51)     (6.04)     (4.69)
                                               --------   --------    --------  --------   --------    --------    --------
     Average sales price (per BBL)             $ 26.25       25.21     25.67      23.39      25.16      24.22      25.05

   Natural gas liquids:
     Production (MBBLS)                             30          52       228          -        310        105        415
     Average sales price (per BBL)             $ 23.70       19.79     19.27          -      19.79      19.48      19.71

   Total liquids production (MBBLS)                973         247       572        688      2,480        393      2,873
   Average liquids sales price (per BBL)       $ 26.18       24.07     23.12      23.39      24.49      19.71      24.28

   TOTAL PRODUCTION:
   Production volumes (MMCFE)                   25,557       3,474     7,774      4,128     40,933      5,189     46,122
   Average sales price (per MCFE)              $  3.60        3.64      3.25       3.90       3.57       2.97       3.50
   Operating expense (per MCFE)                   (.61)       (.78)     (.97)    (1.20)      (.75)       (.67)      (.74)
                                               --------  --------    --------   --------   --------   --------   --------
   Netback (per MCFE)                          $  2.99        2.86      2.28       2.70       2.82       2.30       2.76
                                               ========  ========    ========   ========   ========   ========   ========

(1) Energy swaps were entered into to hedge the price of spot market volumes against price fluctuations. Hedged natural gas volumes were 14,780 MMCF in the three months ended September 30, 2000. Hedged oil and condensate volumes were 1,548,500 barrels in the three months ended September 30, 2000.


                                                            Nine Months Ended September 30, 2000
                                               -------------------------------------------------------------------------
                                               Offshore   Onshore     Western              Total
                                                Gulf of     Gulf      United               United                  Total
                                                Mexico    Coast       States     Alaska    States    Canada     Company
                                               --------   --------   --------   --------   --------  --------   --------
   NATURAL GAS

     Production (MMCF)                          56,826       6,505    11,796         -      75,127      8,926     84,053
     Sales price received (per MCF)          $    3.51        3.44      3.07         -        3.44       2.39       3.33
     Effects of energy swaps (per MCF)(1)         (.49)       (.41)     (.40)        -        (.47)      (.29)      (.45)
                                               --------   --------   --------   --------   --------  --------   --------

     Average sales price (per MCF)           $    3.02        3.03      2.67         -        2.97       2.10       2.88

   LIQUIDS

   Oil and condensate:
     Production (MBBLS)                          2,779         626     1,057      2,162      6,624        837      7,461
     Sales price received (per BBL)          $   28.86       28.98     28.77      25.12      27.64      27.98      27.67
     Effects of energy swaps (per BBL)(1)        (5.23)      (6.73)    (5.41)     (4.12)     (5.04)     (6.50)     (5.20)
                                               --------   --------   --------   --------   --------  --------   --------

     Average sales price (per BBL)           $   23.63       22.25     23.36      21.00      22.60      21.48      22.47

   Natural gas liquids:
     Production (MBBLS)                             96         142       596          -        834        317      1,151
     Average sales price (per BBL)           $   20.53       15.49     17.91          -      17.80      17.08      17.60

   Total liquids production (MBBLS)              2,875         768     1,653      2,162      7,458      1,154      8,612
   Average liquids sales price (per BBL)     $   23.53       21.00     21.39      21.00      22.06      20.27      21.82


   TOTAL PRODUCTION:
   Production volumes (MMCFE)                   74,076      11,113    21,714     12,972    119,875     15,850    135,725
   Average sales price (per MCFE)            $    3.23        3.23      3.08       3.50       3.23       2.66       3.16
   Operating expense (per MCFE)                   (.60)       (.78)     (.98)    (1.01)      (.73)       (.56)      (.71)
                                               --------   --------   --------   --------   --------  --------   --------

   Netback (per MCFE)                        $    2.63        2.45      2.10       2.49       2.50       2.10       2.45
                                               ========   ========   ========   ========   ========  ========   ========

 (1) Energy swaps were entered into to hedge the price of spot market volumes against price fluctuations. Hedged natural gas volumes were 38,128 MMCF in the nine months ended September 30, 2000. Hedged oil and condensate volumes were 5,449,500 barrels in the three months ended September 30, 2000.

Lease operating expense was $.74 per MCFE and $.71 per MCFE on a pro forma combined basis in the third quarter and first nine months of 2000, respectively, compared to $.47 per MCFE and $.50 per MCFE reported by Forest Oil in the corresponding 1999 periods. The increases in per unit rates were due primarily to higher operating costs associated with Forcenergy properties, increased production taxes and to increased workover activity on Forest properties. General and administrative was $.17 per MCFE and $.19 per MCFE on a pro forma combined basis in the third quarter and first nine months of 2000, respectively, approximately equal to $.18 per MCFE reported by Forest Oil in the corresponding 1999 periods.

Depletion expense was $1.12 per MCFE and $1.11 per MCFE on a pro forma combined basis in the third quarter and nine months ended September 30, 2000, respectively, compared to $.96 and $.95 per MCFE in the corresponding periods in 1999. The increase in the per-unit rate is due primarily to increased anticipated future development costs in the current inflationary environment for oilfield services.

On a pro forma basis, lease operating expense of $.74 per MCFE in the third quarter of 2000 represented a 6% increase over the pro forma amounts reported by the companies in the second quarter of 2000. The increase is the result of higher workover activity in the third quarter. Pro forma general and administrative expense of $.17 per MCFE in the third quarter of 2000 represents a 32% decrease compared to the second quarter, which contained non-merger related severance costs recorded by Forcenergy. Pro forma depletion expense per MCFE was approximately the same in the two most recent quarters of 2000.

HEDGING

Forest and Forcenergy, in combination, have swaps and collars in place covering the aggregate average daily volumes and weighted average prices shown below:


                                                                            2000         2001         2002
                                                                          --------     --------     --------
     NATURAL GAS SWAPS:
     Contract volumes (BBTU/d)                                               147           23           17
     Weighted average price (per MMBTU)                               $     2.89         2.54         2.48

     NATURAL GAS COLLARS:
     Contract volumes (BBTU/d)                                                 7           35            -
     Weighted average ceiling price (per MMBTU)                       $     2.90         5.87            -
     Weighted average floor price (per MMBTU)                         $     2.75         3.77            -

     OIL SWAPS:
     Contract volumes (BBLS/d)                                            13,500        1,000            -
     Weighted average price (per BBL)                                 $    23.92        28.43            -

     OIL COLLARS:
     Contract volumes (BBLS/d)                                             3,500        6,000            -
     Weighted average ceiling price (per BBL)                         $    20.93        31.70            -
     Weighted average floor price (per BBL)                           $    18.19        25.39            -

PROPOSED MERGER

On July 10, 2000, Forest and Forcenergy jointly announced a proposed merger. Under the merger agreement, Forcenergy common stockholders will receive 1.6 Forest common shares for each share of Forcenergy common stock they own. Forest will also exchange its common shares for Forcenergy's outstanding preferred stock, at a ratio of 68.6141 Forest common shares for each $1,000 principal amount of Forcenergy preferred stock. The exchange ratios are subject to adjustment if a proposed 1-for-2 reverse stock split of Forest common shares is approved. Approximately 63% of Forcenergy shareholders and 36% of Forest shareholders have agreed to vote in favor of the merger. Shareholder meetings of both Forest and Forcenergy have been scheduled for 10:00 a.m. MST and 11:00 a.m. CST, respectively, on December 7, 2000. If approved, the merger is expected to be completed immediately thereafter.

                                                        * * * * *
CONFERENCE CALL

The Company's management will hold a teleconference call on Tuesday, November 14, 2000 at 11:00 a.m. EST to review the third quarter 2000 results. If you would like to participate, please call toll-free (888) 781-5307 (for U.S./Canada) and (706) 634-0611 (for International) and request the Forest Oil teleconference. There will not be a replay of the teleconference.

FORWARD-LOOKING STATEMENTS

This news release includes forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although Forest believes that its expectations are based on reasonable assumptions, it can give no assurance that expected results will be achieved. Important factors that could cause actual results to differ materially from those in the forward-looking statements herein include the timing and extent of changes in commodity prices for oil and gas, operating risks and other risk factors as described in the Forest's 1999 Annual Report on Form 10-K as filed with the Securities and Exchange Commission (SEC) and Forest's joint proxy statement/prospectus included in the Registration Statement on Form S-4 filed with the SEC on November 7, 2000 in connection with the proposed merger between Forest and Forcenergy.

INVESTOR NOTICES

Investors and security holders are advised to read the joint proxy statement/prospectus included in the Registration Statement on Form S-4 filed with the SEC on November 7, 2000 in connection with the proposed merger between Forest and Forcenergy. Investors and security holders may obtain a free copy of the joint proxy statement/prospectus and other documents filed by Forest and Forcenergy with the SEC at the SEC's web site at www.sec.gov. The joint proxy statement/prospectus and such other documents (relating to Forest) may also be obtained for free from Forest by directing such request to: Forest Oil Corporation, 1600 Broadway, Suite 2200, Denver, Colorado 80202, Attention:
Donald H. Stevens, Vice President and Treasurer; telephone: 303-812-1400; e-mail: InvestorRelations@ForestOil.com.

Forest, its directors, executive officers and certain members of management and employees may be considered "participants in the solicitation" of proxies from Forest's shareholders in connection with the merger. Information regarding such persons and a description of their interests in the merger is contained in the Registration Statement on Form S-4.


Forest Oil Corporation is engaged in the acquisition, exploration, development, production and marketing of natural gas and crude oil in North America and selected international locations. Forest's principal reserves and producing properties are located in the United States in the Gulf of Mexico, Louisiana, Texas, Oklahoma and Wyoming and in Canada in Alberta and the Northwest Territories. Forest's common stock trades on the New York Stock Exchange under the symbol FST.

                                                           ###
November 13, 2000

                             FOREST OIL CORPORATION
                   Condensed Pro Forma Combined Balance Sheets
                                   (Unaudited)

                                                                           September 30,            December 31,
                                                                                 2000                    1999
                                                                           -------------            ------------
                                                                                         (In Thousands)
ASSETS
Current assets:
     Cash and cash equivalents                                             $      9,064                  99,661
     Accounts receivable                                                        131,575                 106,051
     Other current assets                                                        35,456                  22,346
                                                                              ----------              ----------
           Total current assets                                                 176,095                 228,058

Net property and equipment, at cost                                           1,319,663               1,209,616

Goodwill and other intangible assets, net                                        19,830                  22,092

Other assets                                                                     19,335                  15,687
                                                                              ----------              ----------
                                                                           $  1,534,923               1,475,453
                                                                             ==========              ==========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
     Accounts payable                                                      $    122,538                 101,737
     Accrued interest                                                             3,229                  30,355
     Pre-petition accounts payable and accrued liabilities                        1,851                  47,908
     Accrued reorganization costs                                                     -                  11,236
     Other current liabilities                                                   23,093                  15,867
                                                                              ----------              ----------
           Total current liabilities                                            150,711                 207,103

Long-term debt                                                                  646,947                 686,153
Other liabilities                                                                15,433                  14,262
Deferred income taxes                                                            12,417                   8,951

Shareholders' equity:
     Common stock                                                                 9,606                   9,221
     Capital surplus                                                          1,038,746                 957,992
     Accumulated deficit                                                       (323,970)               (396,007)
     Unearned compensation                                                         (945)                      -
     Accumulated other comprehensive loss                                       (10,756)                (11,774)
     Treasury stock, at cost                                                     (3,266)                   (448)
                                                                              ----------              ----------
           Total shareholders' equity                                           709,415                 558,984
                                                                              ----------              ----------
                                                                           $  1,534,923               1,475,453
                                                                              ==========              ==========

The pro forma statements are prepared using the pooling-of-interests method of accounting for the merger and give effect to the issuance by Forest of 1.6 Forest common shares for each share of Forcenergy common stock and the issuance of 68.6141 Forest common shares for each $1,000 principal amount of Forcenergy preferred stock. The pro forma statements do not include any adjustments related to merger transaction costs, which will be expensed when the merger is consummated. The pro forma statements do not give effect to the proposed 1-for-2 reverse stock split.

                             FOREST OIL CORPORATION
              Condensed Pro Forma Combined Statements of Operations
                                   (Unaudited)

                                                           Three Months Ended                    Nine Months Ended
                                                              September 30,                         September 30,
                                                           ------------------                    -----------------
                                                            2000           1999                  2000            1999
                                                           ------         ------                ------          ------
                                                                     (In Thousands Except Per Share Amounts)
Revenue:
      Marketing and processing                         $   67,973           42,414              170,691         123,260
      Oil and gas sales:
         Gas                                               91,556           35,119              241,706         100,372
         Oil, condensate and natural gas liquids           69,751           15,601              187,937          40,267
                                                          -------          -------              -------         -------
              Total oil and gas sales                     161,307           50,720              429,643         140,639
                                                          -------          -------              -------         -------
                  Total revenue                           229,280           93,134              600,334         263,899

Operating expenses:
        Marketing and processing                           67,162           41,438              168,282         120,572
        Oil and gas production                             34,112           10,386               96,624          34,089
        General and administrative                          7,652            4,031               25,717          12,012
        Depreciation and depletion                         53,029           22,203              153,738          66,569
                                                          -------          -------              -------         -------
              Total operating expenses                    161,955           78,058              444,361         233,242
                                                          -------          -------              -------         -------
Earnings from operations                                   67,325           15,076              155,973          30,657

Other income and expense:
    Other (income) expense, net                                46              129               (1,275)         (2,425)
    Interest expense                                       14,411           10,820               42,659          31,884
    Translation (gain) loss on subordinated debt            2,824             (755)               7,638          (7,272)
                                                          -------          -------              -------         -------
              Total other income and expense               17,281           10,194               49,022          22,187
                                                          -------          -------              -------         -------
Earnings before reorganization items, income
    taxes and extraordinary item                           50,044            4,882              106,951           8,470

Reorganization items:
    Interest income                                             -                -                 (533)              -
                                                          -------          -------              -------         -------
Earnings before income taxes and extraordinary
    extraordinary item                                     50,044            4,882              107,484           8,470

Income tax expense (benefit):
    Current                                                   325              (17)                 631             (98)
    Deferred                                               15,925             (505)              31,977          (1,329)
                                                          -------          -------              -------         -------
                                                           16,250             (522)              32,608          (1,427)
                                                          -------          -------              -------         -------
    Earnings before extraordinary item                     33,794            5,404               74,876           9,897

Extraordinary item - gain (loss) on
    extinguishment of debt                                      -             (598)                 192            (598)
                                                          -------          -------              -------         -------
Net earnings                                           $   33,794            4,806               75,068           9,299
                                                          =======          =======              =======         =======
Earnings attributable to common stock                  $   32,334            4,806               72,037           9,299
                                                          =======          =======              =======         =======

                             FOREST OIL CORPORATION
              Condensed Pro Forma Combined Statements of Operations
                                   (Unaudited)

                                   (continued)

                                                           Three Months Ended                    Nine Months Ended
                                                              September 30,                         September 30,
                                                           ------------------                    -----------------
                                                            2000           1999                  2000            1999
                                                           ------         ------                ------          ------
                                                                     (In Thousands Except Per Share Amounts)

Weighted average number of common shares
     outstanding                                           95,124           48,556               95,150          45,967
                                                          =========        ========             ========        ========
Basic earnings per common share:
     Earnings attributable to common stock
       before extraordinary item                       $      .34              .11                  .76             .21

     Extraordinary item - loss on
       extinguishment of debt                                   -             (.01)                   -            (.01)
                                                          --------         --------             --------        --------

     Earnings attributable to common stock             $      .34              .10                  .76             .20
                                                          =========        ========             ========        ========

Diluted earnings per common share:
     Earnings attributable to common stock
       before extraordinary item                       $      .33              .11                  .74             .21

     Extraordinary item - loss on
       extinguishment of debt                                   -             (.01)                   -            (.01)
                                                          --------         --------             --------        --------

     Earnings attributable to common stock             $      .33              .10                  .74             .20
                                                          =========        ========             ========        ========

                             FOREST OIL CORPORATION
              Condensed Pro Forma Combined Statements of Cash Flows
                                   (Unaudited)

                                                                                             Nine Months Ended
                                                                                                September 30,
                                                                                        ----------------------------
                                                                                         2000                  1999
                                                                                        ------                ------
                                                                                                 (In Thousands)

Cash flows from operating activities:
    Net earnings before extraordinary item                                            $    74,876                9,897
    Adjustments to reconcile net earnings before extraordinary item to net cash provided by operating activities:
       Depreciation and depletion                                                         153,738               66,569
       Amortization of deferred debt costs                                                  1,114                  958
       Translation loss (gain) on subordinated debt                                         7,638               (7,272)
       Deferred income tax expense (benefit)                                               31,977               (1,329)
       Stock plan compensation                                                              2,435                    -
       Other, net                                                                            (665)              (3,122)
       Increase in accounts receivable                                                    (30,125)              (2,589)
       Increase in other current assets                                                   (10,092)              (5,163)
       Increase (decrease) in accounts payable                                            (31,724)               4,071
       Decrease in accrued interest and other current liabilities                         (16,572)              (2,077)
                                                                                        ----------            ----------
    Net cash provided by operating activities before reorganization items                 182,600               59,943

    Reorganization items:
       Interest                                                                               533                    -
       Accrued reorganization costs                                                       (11,236)                   -
                                                                                        ----------            ----------
    Net cash used in reorganization items                                                 (10,703)                   -
                                                                                        ----------            ----------
       Net cash provided by operating activities after reorganization items               171,897               59,943

Cash flow from investing activities:
    Capital expenditures for property and equipment                                      (277,695)             (83,313)
    Proceeds from sales of assets                                                           8,577               17,341
    Increase in other assets, net                                                          (3,514)                (506)
                                                                                        ----------            ----------
       Net cash used by investing activities                                             (272,632)             (66,478)

Cash flows from financing activities:
    Proceeds from bank borrowings                                                         246,907               96,288
    Repayments of bank borrowings                                                        (272,283)            (309,485)
    Proceeds of 10 1/2% senior subordinated notes, net of issuance costs                        -               98,561
    Proceeds from issuance of preferred stock                                              38,800                    -
    Redemption of 8 3/4% senior subordinated notes                                         (4,630)                   -
    Redemption of 11 1/4% senior subordinated notes                                             -               (9,083)
    Proceeds of common stock offering, net of cost                                              -              131,188
    Proceeds from the exercise of options                                                   6,291                1,388
    Purchase of treasury stock                                                             (2,818)                   -
    Decrease in other liabilities, net                                                     (2,153)              (2,453)
                                                                                        ----------            ----------
                 Net cash provided by financing activities                                 10,114                6,404

Effect of exchange rate changes on cash                                                        24                  (20)
                                                                                        ----------            ----------
Net decrease in cash and cash equivalents                                                 (90,597)                (151)

Cash and cash equivalents at beginning of period                                           99,661                3,415
                                                                                        ----------            ----------
Cash and cash equivalents at end of period                                            $     9,064                3,264
                                                                                        ==========            ==========